UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

MELA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 591-3783

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2013, the Board of Directors of MELA Sciences, Inc. (the “Company”) filled a current vacancy on the Board by the appointment of Jeffrey O’Donnell as a director of the Company, effective as of January 1, 2014. Mr. O’Donnell was also appointed to serve as a member of the Company’s Compensation Committee, effective as of January 1, 2014. Mr. O’Donnell is deemed by the Board to be an independent director.

In 2009, Mr. O’Donnell, age 53, joined BioStar Ventures, a venture capital firm created by physicians and medical business leaders to invest primarily in early stage medical devices. He is currently a Managing Director. In 2007, Mr. O’Donnell started Embrella Cardiovascular, Inc., a medical device startup company. In August of 2009, he was named Chairman and Chief Executive Officer of the company, which was later, sold to Edwards Lifesciences Corporation in 2011. From 1999 through 2009, Mr. O’Donnell served as President, Chief Executive Officer and a Director of PhotoMedex, Inc., a public medical device company listed on the Nasdaq Stock Market.

From 1995 through 2000, Mr. O’Donnell was at Cardiovascular Dynamics, Inc., a company focused in interventional cardiology, where he served in a number of senior executive positions, including President and Chief Operating Officer and Chairman and Chief Executive Officer. Cardiovascular Dynamics became Radiance Medical Systems, which was purchased by Endologix, Inc. in 2000. Mr. O’Donnell remained on the Board of Directors until 2012.

Currently, Mr. O’Donnell sits on the Board of Directors of CD Diagnostics, Inc., as well as BioSig Technologies, Inc. Mr. O’Donnell is also the Executive Chairman of the Board of Trice Orthopedics, Inc.

On December 30, 2013, Mindy Meads, Anne Egger and Mark Fabiani notified the Company of their respective resignations, due to other professional commitments, from the Company’s Board of Directors, effective as of the close of business on December 31, 2013.

On December 30, 2013, Richard I. Steinhart, the Company’s Sr. Vice-President, Chief Financial Officer, Secretary and Treasurer notified the Company of his resignation from the Company, effective as of the close of business on December 31, 2013. In connection with his resignation and in recognition of his years of service, the Company will make a lump sum severance payment to Mr. Steinhart of $97,500, representing six months of his current salary. Rose Crane, the Company’s Chief Executive Officer, was appointed acting Chief Financial Officer, Secretary and Treasurer until a replacement can be found.

On December 30, 2013, the Board appointed Mary Phelan CPA, the Company’s Controller, to serve as the Company’s principal accounting officer and acting principal financial officer, effective January 1, 2014. Ms. Phelan, age 51, joined the Company in December 2013. From February 2012 to December 2013, Ms. Phelan provided CPA/Controller consulting to various companies, including Eastern Alloys, Inc., a metals industry manufacturer, Par Pharmaceutical Companies, Inc. and Quality Carton, Inc., a manufacturing company. Prior to that, Ms. Phelan worked as Controller and Principal Accounting Officer at Alteon Inc., a publically traded biotech company specializing in cardiovascular diseases, from July 2000 to September 2007. Ms. Phelan began her CPA career in 1996 at KPMG LLP in Short Hills, NJ in their manufacturing, retail and distribution audit practice.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated January 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.

Date: January 6, 2014	By:	/s/ Rose Crane
		Name:	Rose Crane
		Title:	Chief Executive Officer